Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-75522, 333-33603, 33-84333 and 333-38648.

/s/ ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
March 21, 2002